------------------------------------------


                           LOAN AND SECURITY AGREEMENT


                                  by and among


                            LASERSIGHT INCORPORATED,

                   each of its Subsidiaries signatory hereto,


                                       and


                          FOOTHILL CAPITAL CORPORATION


                           Dated as of March 31, 1997


                   ------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


1.       DEFINITIONS AND CONSTRUCTION
         1.1      Definitions
         1.2      Accounting Terms
         1.3      Code
         1.4      Construction
         1.5      Schedules and Exhibits

2.       LOAN AND TERMS OF PAYMENT
         2.1      Revolving Advances
         2.2      [Intentionally Omitted]
         2.3      Term Loan
         2.4      [Intentionally Omitted]
         2.5      Overadvances
         2.6      Interest:  Rates, Payments, and Calculations
         2.7      Collection of Accounts
         2.8      Crediting Payments; Application of Collections
         2.9      Designated Account
         2.10     Maintenance of Loan Account; Statements of Obligations
         2.11     Fees

3.       CONDITIONS; TERM OF AGREEMENT
         3.1      Conditions  Precedent to the Initial Advance and the Term Loan
         3.2      Conditions Precedent to all Advances and the Term Loan
         3.3      Conditions Subsequent
         3.4      Term
         3.5      Effect of Termination
         3.6      Early Termination by Borrower
         3.7      Termination Upon Event of Default

4.       CREATION OF SECURITY INTEREST
         4.1      Grant of Security Interest
         4.2      Negotiable Collateral
         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral
         4.4      Delivery of Additional Documentation Required
         4.5      Power of Attorney
         4.6      Right to Inspect


5.       REPRESENTATIONS AND WARRANTIES
         5.1      No Encumbrances
         5.2      Eligible Contract Receivables
         5.3      Purchase Agreements
         5.4      Equipment
         5.5      Location of Inventory and Equipment
         5.6      Inventory Records
         5.7      Location of Chief Executive Offices; FEINs
         5.8      Due Organization and Qualification; Subsidiaries
         5.9      Due Authorization; No Conflict
         5.10     Litigation
         5.11     No Material Adverse Change
         5.12     Solvency
         5.13     Employee Benefits
         5.14     Environmental Condition

6.       AFFIRMATIVE COVENANTS
         6.1      Accounting System
         6.2      Collateral Reporting
         6.3      Financial Statements, Reports, Certificates
         6.4      Tax Returns
         6.5      Guarantor Reports
         6.6      Returns
         6.7      [Intentionally Omitted]
         6.8      Maintenance of Equipment
         6.9      Taxes....
         6.10     Insurance
         6.11     No Setoffs or Counterclaims
         6.12     Location of Inventory and Equipment
         6.13     Compliance with Laws
         6.14     Employee Benefits
         6.15     Leases
         6.16     Purchase Agreements
         6.17     Broker Indemnity

7.       NEGATIVE COVENANTS
         7.1      Indebtedness
         7.2      Liens
         7.3      Restrictions on Fundamental Changes
         7.4      Disposal of Assets
         7.5      Change Name
         7.6      Guarantee
         7.7      Nature of Business
         7.8      Prepayments and Amendments
         7.9      Change of Control
         7.10     Consignments
         7.11     Distributions
         7.12     Accounting Methods
         7.13     Investments
         7.14     Transactions with Affiliates
         7.15     Suspension
         7.16     Compensation
         7.17     Use of Proceeds
         7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees
         7.19     No Prohibited Transactions Under ERISA
         7.20     Financial Covenants
         7.21     Capital Expenditures
         7.22     Non-Material Subsidiaries

8.       EVENTS OF DEFAULT

9.       FOOTHILL'S RIGHTS AND REMEDIES
         9.1      Rights and Remedies
         9.2      Remedies Cumulative

10.      TAXES AND EXPENSES

11.      WAIVERS; INDEMNIFICATION
         11.1     Demand; Protest; etc.
         11.2     Foothill's Liability for Collateral
         11.3     Indemnification

12.      NOTICES

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

14.      DESTRUCTION OF BORROWER'S DOCUMENTS

15.      GENERAL PROVISIONS
         15.1     Effectiveness
         15.2     Successors and Assigns
         15.3     Section Headings
         15.4     Interpretation
         15.5     Severability of Provisions
         15.6     Amendments in Writing
         15.7     Counterparts; Telefacsimile Execution
         15.8     Revival and Reinstatement of Obligations
         15.9     Integration


                  SCHEDULES AND EXHIBITS
                  ----------------------

Schedule E-1                        Existing Purchase Agreements
Schedule N-1                        Non-Material Subsidiaries
Schedule P-1                        Permitted Liens
Schedule 5.3(b)                     Existing Purchase Agreement Defaults
Schedule 5.8                        Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.13                       ERISA Benefit Plans
Schedule 6.12                       Location of Inventory and Equipment
Schedule 7.14(a)                    Existing Transactions with Affiliates

Exhibit C-1                         Form of Compliance Certificate

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 31, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, on the one hand, and LASERSIGHT INCORPORATED, a Delaware corporation ("LaserSight"), with its chief executive office located at 12161 Lackland Road, St. Louis, Missouri 63146, LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("Technologies"), with its chief executive office located at 12249 Science Drive, Suite 160, Orlando, Florida 32826, MEC HEALTH CARE, INC., a Maryland corporation ("MEC"), with its chief executive office located at 100 Park Avenue, Baltimore, Maryland 21201, LSI ACQUISITION, INC., a New Jersey corporation ("LSI"), with its chief executive office located at 71 Second Street, South Orange, New Jersey 07079, LASERSIGHT
CENTERS INCORPORATED, a Delaware corporation ("Centers"), with its chief executive office located at 12161 Lackland Road, St. Louis, Missouri 63146, and MRF, INC., a Missouri corporation ("MRF"), with its chief executive office located at 12161 Lackland Road, St. Louis, Missouri 63146.

     The parties agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

        1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

             "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account or contract receivable.

             "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods or the rendition of services by such Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

             "Advances" has the meaning set forth in Section 2.1(a).

             "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

             "Agreement" has the meaning set forth in the preamble to this Agreement.

             "Authorized Person" means any officer or other employee of a Borrower.

             "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

             "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

             "Borrower" means LaserSight, Technologies, MEC, LSI, Centers, and MRF, individually and collectively, jointly and severally.

             "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

             "Borrower Letters of Credit" means any and all letters of credit under which Borrower is the beneficiary.

             "Borrowing Base" has the meaning set forth in Section 2.1(a).

             "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

             "Centers" has the meaning set forth in the preamble to this Agreement.

             "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Borrower entitled to vote in the election of directors.

             "Closing Date" means the date of the first to occur of the making of the initial Advance or the funding of the Term Loan.

             "Code" means the California Uniform Commercial Code.

             "Collateral" means each of the following:

             (a) the Accounts,

             (b) Borrower's Books,

             (c) the Equipment,

             (d) the General Intangibles,

             (e) the Inventory,

             (f) the Negotiable Collateral,

             (g) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

             (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

             "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

             "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

             "Commitment Letter" means that certain letter agreement, dated March 12, 1997, from Foothill to LaserSight, which letter agreement sets forth the terms and conditions of the credit facility to be extended by Foothill to Borrower.

             "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief financial officer of LaserSight to Foothill.

             "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

             "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

             "Copyright   Security   Agreement"  means  that  certain  Copyright
Security Agreement, in form and substance satisfactory to Foothill, executed and delivered by each Borrower.

             "Daily Balance" means the amount of an Obligation owed at the end of a given day.

             "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

             "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

             "Designated  Account" means account  number  3410627712 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

             "Designated Account Bank" means Mark Twain Bank, whose office is located at Clarkson Square, 1795 Clarkson Road, Suite 100, Chesterfield, Missouri 63017, and whose ABA number is 081-003-408.

             "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

             "Dollars or $" means United States dollars.

             "Early  Termination  Premium"  has the meaning set forth in Section
3.6.

             "EBITDA" means the consolidated net income of Borrower and its Subsidiaries (excluding extraordinary gains, non-cash extraordinary losses, and non-operating income) for the applicable period plus all interest expense, income tax expense, non-operating expenses, and depreciation and amortization (including amortization of any goodwill or other intangibles) for the applicable period.

             "Eligible Contract Receivables" means Eligible Existing Contract Receivables and Eligible New Contract Receivables.

             "Eligible Existing Contract Receivables" means those contract receivables (net of commissions, unapplied cash, and financing discounts and charges) created by Technologies in the ordinary course of business that arise out of Technologies' sale of goods pursuant to an Existing Purchase Agreement, that strictly comply with each and all of the representations and warranties respecting Eligible Contract Receivables made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Existing Contract Receivables shall not include the following:

             (a) Contract receivables (i) that the Account Debtor has failed to pay within 60 days of the payment date set forth in the respective Purchase Agreement, or (ii) that are payable under a restructured Purchase Agreement, until such time as the Account Debtor has made the initial payment thereunder within 60 days of the payment date set forth in the respective restructured Purchase Agreement;

             (b)  Contract   receivables  owed  by  an  Account  Debtor  or  its
Affiliates where 50% or more of all contract receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

             (c) Contract receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

             (d) Contract receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

             (e) Contract receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of contract receivables with respect to which Technologies has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of contract receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

             (f) Contract receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the contract receivables;

             (g) Contract receivables with respect to an Account Debtor whose total obligations owing to Technologies exceed 10% of all Eligible Contract Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

             (h) Contract receivables with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

             (i) Contract receivables the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

             (j) Contract receivables with respect to which the goods giving rise to such contract receivables have not been shipped and billed to the Account Debtor, the services giving rise to such contract receivables have not been performed and accepted by the Account Debtor, or the contract receivables otherwise do not represent a final sale; and

             (k) Contract receivables that are evidenced by a Purchase Agreement that is not in Foothill's possession and control.

             "Eligible New Contract Receivables" means those contract receivables (net of commissions, unapplied cash, and financing discounts and charges) created by Technologies in the ordinary course of business that arise out of Technologies' sale of goods pursuant to a Purchase Agreement entered into by Technologies and an Account Debtor on or after the Closing Date, that strictly comply with each and all of the representations and warranties respecting Eligible Contract Receivables made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible New Contract Receivables shall not include the following:

             (a) Contract receivables (i) that the Account Debtor has failed to pay within 60 days of the payment date set forth in the respective Purchase Agreement, (ii) that are payable under a restructured Purchase Agreement, until such time as the Account Debtor has made the initial payment thereunder within 60 days of the payment date set forth in the respective restructured Purchase Agreement, or (iii) with selling terms of more than 24 months;

             (b)  Contract   receivables  owed  by  an  Account  Debtor  or  its
Affiliates where 50% or more of all contract receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

             (c) Contract receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

             (d) Contract receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

             (e) Contract receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of contract receivables with respect to which Technologies has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of contract receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

             (f) Contract receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the contract receivables;

             (g) Contract receivables with respect to an Account Debtor whose total obligations owing to Technologies exceed 10% of all Eligible Contract Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

             (h) Contract receivables with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

             (i) Contract receivables the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

             (j) Contract receivables with respect to which the goods giving rise to such contract receivables have not been shipped and billed to the Account Debtor, the services giving rise to such contract receivables have not been performed and accepted by the Account Debtor, or the contract receivables otherwise do not represent a final sale; and

             (k) Contract receivables that are evidenced by a Purchase Agreement that is not in Foothill's possession and control.

             "Equipment" means all of each Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of a Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

             "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

             "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

             "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

             "Event of Default" has the meaning set forth in Section 8.

             "Existing Lender" means, collectively, Mark B. Gordon, O.D. and Howard H. Levin, O.D.

             "Existing  Purchase   Agreements"  means  the  purchase  agreements
identified on Schedule E-1.

             "FEIN" means Federal Employer Identification Number.

             "Foothill" has the meaning set forth in the preamble to this Agreement.

             "Foothill Account" has the meaning set forth in Section 2.7.

             "Foothill Expenses" means all: (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; (b) fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including (i) fees or charges for appraisal (including periodic Collateral appraisals), real estate surveys, and environmental audits, and (ii) reasonable fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, and real estate title policies and endorsements;
(c) costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); (d) charges paid or incurred by Foothill resulting from the dishonor of checks; (e) reasonable costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; (f) costs and expenses paid or incurred by Foothill in examining Borrower's Books; (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and (h) Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

             "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

             "General Intangibles" means all of each Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

             "Governing   Documents"   means  the  certificate  or  articles  of
incorporation, by-laws, or other organizational or governing documents of any Person.

             "Guarantor" means LST Laser, S.A. (Costa Rica), a corporation organized under the laws of Costa Rica.

             "Guaranty" means that certain General Continuing Guaranty, in form and substance satisfactory to Foothill, executed and delivered by Guarantor in favor of Foothill.

             "Hazardous  Materials"  means (a)  substances  that are  defined or listed  in,  or  otherwise  classified  pursuant  to,  any  applicable  laws  or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

             "IBM" means International Business Machines Corporation, a New York corporation.

             "IBM Consent" means that certain letter of consent, dated as of March 31, 1997, executed and delivered by IBM to Foothill and LaserSight, in form and substance satisfactory to Foothill.

             "IBM License Agreement" means that certain Agreement, dated as of April 1, 1992, by and between LaserSight and IBM, pursuant to which IBM licensed the right to use certain patents to LaserSight.

             "IBM Option Agreement" means that certain Agreement, dated as of January 1, 1997, by and between Lasersight and IBM, pursuant to which (a)
LaserSight may acquire certain IBM patents relating to ultraviolet light ophthalmic products and procedures, and (b) IBM will transfer to LaserSight all of IBM's rights under certain of IBM's patent license agreements with Summit Technology, Inc. and VISX, Inc.

             "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

             "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

             "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

             "Intercompany Agreement" means an agreement between Technologies and Guarantor, in form and substance satisfactory to Foothill, whereby, among other things, Technologies and Guarantor clarify their respective rights and interests in and to ophthalmic lasers and related products developed, manufactured, sold, leased, or licensed by Technologies or Guarantor and the Inventory, Accounts, and contract receivables related to the assembly and sale thereof.

             "Inventory" means all present and future inventory in which a Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of a Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

             "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code.

             "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

             "LaserSight" has the meaning set forth in the preamble to this Agreement.

             "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

             "Loan Account" has the meaning set forth in Section 2.10.

             "Loan Documents" means this Agreement, the Disbursement Letter, the Lockbox Agreements, the Guaranty, the Stock Pledge Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Warrants, the Suretyship Agreement, the IBM Consent, any note or notes executed by a Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

             "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

             "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

             "Lockbox Banks" means Mercantile Bank of St. Louis, N.A.

             "Lockboxes" has the meaning set forth in Section 2.7.

             "LSI" has the meaning set forth in the preamble to this Agreement.

             "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of LaserSight and its Subsidiaries, taken as a whole, (b) the material impairment of the ability of Borrower, taken as a whole, to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral,
(c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

             "Maturity Date" has the meaning set forth in Section 3.4.

             "Maximum Amount" means, as of any date of determination, the sum of
(a) the Maximum Revolving Amount, and (b) the then outstanding principal balance of the Term Loan.

             "Maximum Revolving Amount" means $4,000,000; provided, however, that, commencing on the first day of the seventeenth month following the Closing Date and continuing on the first day of each succeeding month, the then extant Maximum Revolving Amount shall be reduced by $1,333,000; provided further, that the Maximum Revolving Amount shall be reduced to zero on the Maturity Date.

             "MEC" has the meaning set forth in the preamble to this Agreement.

             "MRF" has the meaning set forth in the preamble to this Agreement.

             "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

             "Negotiable Collateral" means all of a Person's present and future letters of credit (including the Borrower Letters of Credit), notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

             "Non-Material   Subsidiary"  means  any  Subsidiary  identified  on
Schedule N-1 attached hereto.

             "Obligations" means all loans, Advances, debts, principal, interest
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

             "Overadvance" has the meaning set forth in Section 2.5.

             "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

             "Patent Security Agreement" means that certain Patent Security Agreement, in form and substance satisfactory to Foothill, executed and delivered by each Borrower.

             "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower, including the capital stock of MEC.

             "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

             "Permitted Dispositions" means: (a) the sale of Inventory to buyers in the ordinary course of business; (b) the sale or other disposition of obsolete or substantially worn-out Equipment in the ordinary course of business; and (c) the sale of Technologies if and only if this Agreement is terminated pursuant to Section 3.4 and all Obligations have been fully and finally discharged.

             "Permitted Patent Acquisition Transaction" means the acquisition of the patents and related rights contemplated under the IBM Option Agreement made by: (a) a joint venture including Borrower (the "Joint Venture"), so long as (i) Borrower has granted to Foothill a security interest with respect to all of Borrower's right, title, and interest in and to the Joint Venture, (ii) the Joint Venture and Technologies have executed and delivered a license agreement, in form and substance satisfactory to Foothill, pursuant to which the Joint Venture licenses to Technologies the right to use the acquired patents, and
(iii) Technologies has granted to Foothill a security interest in all of its right, title, and interest in and to such licenses; or (b) LaserSight utilizing the proceeds of purchase money financing from a Person (that is not a Borrower or an Affiliate thereof), so long as (i) LaserSight and Technologies have executed and delivered a license agreement, in form and substance satisfactory to Foothill, pursuant to which LaserSight licenses to Technologies the right to use the acquired patents, (ii) Technologies has granted to Foothill a security interest in all of its right, title, and interest in and to such licenses, and
(iii) if such purchase money lender requires the subordination by Foothill of Foothill's security interest in the acquired patents in favor of the interests therein of such purchase money lender (the terms and conditions of which subordination shall be reasonably satisfactory to Foothill), such purchase money lender has executed and delivered a non-disturbance and attornment agreement, in form and substance satisfactory to Foothill, in respect of the licenses granted by LaserSight to Technologies pursuant to clause (b)(i) above.

             "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any real property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and
(k) the purchase money Lien, if any, of a Person (that is not a Borrower or an Affiliate thereof) on the patents and related rights contemplated under the IBM Option Agreement and acquired pursuant to clause (b) of the definition of "Permitted Patent Acquisition Transaction", so long as the Lien only attaches to the asset purchased or acquired and any royalties derived from the license thereof and only secures the purchase price of the asset.

             "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

             "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

             "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

             "Purchase   Agreement"   means  a   purchase   agreement   used  by
Technologies in connection with Technologies' sale of goods or rendition of services, which agreement shall be assignable by its terms.

             "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

             "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

             "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

             "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

             "Stock Pledge Agreement" means that certain Stock Pledge Agreement, in form and substance satisfactory to Foothill, executed and delivered by each Borrower relative to the shares of stock (if any) that it owns with respect to each of its direct Subsidiaries.

             "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

             "Suretyship Agreement" means an agreement, in form and substance satisfactory to Foothill, dated as of even date herewith and entered into by each Borrower for the benefit of Foothill.

             "Technologies" has the meaning set forth in the preamble to this Agreement.

             "Term Loan" has the meaning set forth in Section 2.3.

             "Trademark   Security   Agreement"  means  that  certain  Trademark
Security Agreement, in form and substance satisfactory to Foothill, executed and delivered by each Borrower.

             "Voidable Transfer" has the meaning set forth in Section 15.8.

             "Warrants"  means those  certain  common  stock  purchase  warrants issued and delivered to Foothill by LaserSight, in form and substance satisfactory to Foothill, on the Closing Date for the purchase of 500,000 shares of LaserSight's common stock, $0.001 par value, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in LaserSight's Governing Documents.

        1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

        1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

        1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT

        2.1 Revolving Advances.

             (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                 (y) 80% of Eligible Contract Receivables, minus

                 (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

             (b) Anything   to   the   contrary   in   Section    2.1(a)   above
notwithstanding, Foothill may create reserves against or reduce its advance rates based upon Eligible Contract Receivables without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

             (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations (other than under the Term Loan) to exceed the Maximum Revolving Amount.

             (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

        2.2 [Intentionally Omitted]

        2.3 Term Loan. Foothill has agreed to make a term loan (the "Term Loan") to Borrower in the original principal amount of $4,000,000. The Term Loan shall be repaid in 3 installments of principal in the following amounts:

                 Month                             Installment Amount
                 -----                             ------------------
             14 through 15                             $1,333,000
                  16                                   $1,334,000

Each such installment shall be due and payable on the first day of each month commencing on the first day of the fourteenth month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

        2.4 [Intentionally Omitted].

        2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under
Section 2.1.

        2.6 Interest: Rates, Payments, and Calculations.

             (a) Interest Rate. Except as provided in clause (b) below, (i) all Obligations (except for the Term Loan) shall bear interest at a per annum rate of 1.50 percentage points above the Reference Rate, and (ii) the Term Loan shall bear interest at a per annum rate of 12.50 percentage points.

             (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for the Term Loan) shall bear interest at a per annum rate equal to 4.50 percentage points above the Reference Rate, and (ii) the Term Loan shall bear interest at a per annum rate equal to 15.50 percentage points.

             (c) [Intentionally Omitted].

             (d) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Foothill, at its option, without prior notice to such Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

             (e) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

             (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7 Collection of Accounts. Each Borrower shall at all times maintain its respective lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of such Borrower to remit all Collections in respect thereof to such Lockboxes. Each Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Each Borrower agrees that all Collections and other amounts received by such Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by a Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

        2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. If, after applying Collections to Obligations then due, a credit remains, and if no Event of Default has occurred and is continuing, Foothill shall transfer such credit, in immediately available funds, to Borrower's Designated Account. From and after the Closing Date, Foothill shall be entitled to charge Borrower for 2 Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a)(i) or Section 2.6(b)(i), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by a Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

        2.9 Designated Account. Foothill is authorized to make the Advances and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

        2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

        2.11 Fees. Borrower shall pay to Foothill the following fees:

             (a) Origination Fee. Unless previously paid to Foothill pursuant to the terms of the Commitment Letter, on the Closing Date, an origination fee of $150,000;

             (b) Financial Examination and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; provided, however, that, in the absence of an Event of Default, such financial examination and appraisal fees, in the aggregate, shall not exceed $15,000 per year; and

             (c) Servicing Fee. On the first day of each month during the term of this Agreement, commencing on May 1, 1997 and continuing thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $5,000.

     3.      CONDITIONS; TERM OF AGREEMENT

        3.1 Conditions Precedent to the Initial Advance and the Term Loan. The obligation of Foothill to make the initial Advance or the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

             (a) the Closing Date shall occur on or before March 31, 1997;

             (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

             (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                 1. the Lockbox Agreements;

                 2. the Disbursement Letter;

                 3. the Pay-Off Letter, together with any UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower;

                 4. the Guaranty;

                 5. the Stock Pledge Agreement;

                 6. the Copyright Security Agreements;

                 7. the Patent Security Agreements;

                 8. the Trademark Security Agreements;

                 9. the Warrants;

                 10. the Suretyship Agreement; and

                 11. the IBM Consent.

             (d) Foothill shall have received the original certificates representing or evidencing all of the Pledged Shares (as defined in the Stock Pledge Agreement) of each Issuer (as defined in the Stock Pledge Agreement) that is not a Non-Material Subsidiary, together with stock powers or equivalent assignments with respect thereto duly endorsed in blank;

             (e) Foothill shall have received a certificate from the Secretary or other officer acceptable to Foothill of each Borrower and of Guarantor attesting to the resolutions of such Borrower's or Guarantor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower or Guarantor is a party and authorizing specific officers of such Borrower or Guarantor to execute the same;

             (f) Foothill shall have received copies of each Borrower's and of Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or other officer acceptable to Foothill of such Borrower or Guarantor, as applicable;

             (g) Foothill shall have received a certificate of status with respect to each Borrower and Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower or Guarantor, as applicable, which certificate shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdiction;

             (h) Foothill shall have received certificates of status with respect to each Borrower and Guarantor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdictions;

             (i) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

             (j) Foothill shall have received a certificate from the Secretary or other officer acceptable to Foothill of Guarantor certifying to Foothill that Guarantor does not own or hold any patents, trademarks, or copyrights, or any applications or licenses in respect of any of the foregoing.

             (k) [intentionally omitted];

             (l) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

             (m) Foothill shall have received satisfactory evidence (which evidence may be in the form of a certificate of the Chief Financial Officer of Borrower to such effect) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid, except such taxes that are the subject of a Permitted Protest;

             (n) Foothill shall have received the original of each Existing Purchase Agreement;

             (o) Foothill shall have received LaserSight's 1996 fiscal year-end consolidated, audited financial statements, the contents of which shall not be materially different from the draft version of such financial statements previously delivered to Foothill;

             (p) Foothill shall have received a set of projections as to the projected financial performance of Borrower (after giving effect to the transactions contemplated hereby) for a period of 18 months following the Closing Date, which projections shall be (i) in form and substance satisfactory to Lender, and (ii) certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during such period, provided that Foothill acknowledges that such projections may be subject to certain variables and assumptions beyond the control of Borrower;

             (q) Foothill shall have received the results of reference checks on key management personnel of Borrower, which results shall be satisfactory to Foothill in is sole discretion;

             (r) Foothill shall have received a copy the Intercompany Agreement, together with a certificate of an appropriate officer of Technologies certifying that the same is true, correct, and complete and that such agreement is in full force and effect;

             (s) Foothill shall have received copies of the IBM License Agreement and the IBM Option Agreement, together with a certificate of an appropriate officer of LaserSight certifying that each of the same is true, correct, and complete and that each such agreement is in full force and effect; and

             (t) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

        3.2 Conditions Precedent to all Advances and the Term Loan. The following shall be conditions precedent to all Advances and the Term Loan hereunder:

             (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

             (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

             (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

        3.3 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

             (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

             (b) within 45 days of the Closing Date, deliver to Foothill such fully executed Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill reasonably may require;

             (c) (i) on or before the date on which the transactions contemplated by the IBM Option Agreement are consummated, Foothill and Borrower shall have amended the schedules to the Patent Security Agreement, as necessary, to reflect any and all additional Patent Collateral (as defined in the Patent Security Agreement) acquired by Borrower in connection with the IBM Option Agreement, and (ii) within 10 days of the date on which the Patent Security Agreement has been amended pursuant to clause (i) above, such amendment shall have been recorded with the U.S. Patent and Trademark Office;

             (d) within 120 days of the Closing Date, Foothill and Borrower shall have negotiated in good faith to establish and shall have established mutually agreeable criteria with respect to (i) the timing and amount of the down payment required of Account Debtors in connection with the purchase of goods from Borrower, and (ii) the underwriting requirements to be applied by Borrower with respect to new Account Debtors;

             (e) within 45 days of the Closing Date, in the case of each Borrower Letter of Credit outstanding on the Closing Date, or within 45 days of the date on which a Borrower Letter of Credit is issued, in the case of each Borrower Letter of Credit issued after the Closing Date, (i) deliver to Foothill the original of such Borrower Letter of Credit, or (ii) cause each Person in possession of a Borrower Letter of Credit (which Person shall not be an Affiliate of any Borrower or the issuer of such Borrower Letter of Credit) to enter into a bailment agreement, in form and substance satisfactory to Foothill, pursuant to which agreement such Person shall acknowledge that it is holding such Borrower Letter of Credit as a bailee for Foothill; and

             (f) within 30 days of the Closing Date, Foothill shall have received the original certificates representing or evidencing all of the Pledged Shares (as defined in the Stock Pledge Agreement) of each Issuer (as defined in the Stock Pledge Agreement) that is a Non-Material Subsidiary, together with stock powers or equivalent assignments with respect thereto duly endorsed in blank.

        3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by each Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is the earlier of (a) 18 months from the Closing Date, and (b) the date on which the sale of Technologies by LaserSight is consummated. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

        3.6 Early Termination by Borrower. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Maturity Date notwithstanding, Borrower has the option, at any time upon 30 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to (a) $10,000 times the number of months (either full or partial, and including the month in which the termination occurs) remaining from the date of the termination to the Maturity Date, if termination occurs on or prior to the first anniversary of the Closing Date; provided, however, that in the event that the Agreement is terminated as a result of the sale of Technologies during such time, the Early Termination Premium instead shall be $50,000, irrespective of the number of such months remaining, and (b) -0-, if the termination occurs after the first anniversary of the Closing Date.

        3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

     4. CREATION OF SECURITY INTEREST

        4.1 Grant of Security Interest. Each Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by such Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or such Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

        4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

        4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for
Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by such Borrower.

        4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, each Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

        4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account or contract receivable, drafts against Account Debtors, schedules and assignments of Accounts or contract receivables, verifications of Accounts or contract receivables, and notices to Account Debtors, (c) send requests for verification of Accounts or contract receivables, (d) endorse such Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts or contract receivables directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

        4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5. REPRESENTATIONS AND WARRANTIES.

        In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Term Loan made thereafter, as though made on and as of the date of such Advance or Term Loan, (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

        5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

        5.2 Eligible Contract Receivables. The Eligible Contract Receivables are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Technologies' business, unconditionally owed to Technologies without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Contract Receivables has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Technologies has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Contract Receivable.

        5.3 Purchase Agreements. Each Existing Purchase Agreement is in full force and effect and constitutes the only original agreement executed and delivered by Technologies and the Account Debtor party thereto (other than any original agreement given to such Account Debtor at the time of execution).

        5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

        5.5 Location of Inventory and Equipment. The Inventory and Equipment are located only at the locations identified on Schedule 6.12 or otherwise permitted by Sections 6.12 and 7.10. Except for Inventory, in an amount not to exceed $300,000 in the aggregate, that is located at one or more of the locations identified on Schedule 6.12 as being a warehouse and as to which Borrower timely has delivered to Foothill a Collateral Access Agreement from such bailee, none of the Inventory or Equipment is stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent).

        5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

        5.7 Location of Chief Executive Offices; FEINs. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement. LaserSight's FEIN is 65-0273162, Technologies' FEIN is 59-3250400, MEC's FEIN is 52-1618385, LSI's FEIN is 22-3434291, Centers' FEIN is
63-0138090, and MRF's FEIN is 43-1561764.

        5.8 Due Organization and Qualification; Subsidiaries.

        (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

        (b) The authorized capital stock of LaserSight consists of the number of shares of each class of common and preferred stock set forth on Schedule 5.8, which schedule also sets forth the number of such shares outstanding or held in its treasury as of the date hereof. No shares of such capital stock are entitled to preemptive rights by reason of any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation of LaserSight. To the best of our knowledge, except as disclosed in LaserSight's Annual Report on Form 10-K for the year-ended December 31, 1996 or as described on Schedule 5.8, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of LaserSight, or contracts, commitments, understandings, or arrangements by which LaserSight is or may become bound to issue additional shares of its capital stock.

        (c) Set forth on Schedule 5.8 is a complete and accurate list of LaserSight's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by LaserSight. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

        (d) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of LaserSight is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

        (e) No direct or indirect Subsidiary of LaserSight, other than Non-Material Subsidiaries, (i) owns any property or assets with a book value in excess of $50,000, (ii) currently engages in any material business activity, or
(iii) intends in the future to engage in any material business activity.

        5.9 Due Authorization; No Conflict.

        (a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

        (b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

        (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

        (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

        5.10 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters specifically disclosed in writing to Foothill before the Closing Date or on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not have a Material Adverse Change.

        5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

        5.12 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

        5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries, and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

        5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials except in compliance with all Environmental Laws in all material respects. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     6. AFFIRMATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

        6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a weekly basis, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the contract receivables, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,
(d) on a weekly basis, notice of all returns, disputes, or claims, (e) upon request, copies of invoices in connection with the contract receivables, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the contract receivables and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, and (f) such other reports as to the Collateral or the financial condition of Borrower as Foothill may request from time to time.

        6.3 Financial Statements,  Reports,  Certificates.  Deliver to Foothill:
(a) as soon as available, but in any event within 45 days after the end of each month during each of LaserSight's fiscal years, a company prepared consolidated balance sheet, consolidated income statement, and consolidated statement of cash flow covering Lasersight's consolidated operations during such period; (b) as soon as available, but in any event within 45 days after the end of each month during each of Technologies fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Technologies' operations during such period; and (c) as soon as available, but in any event within 90 days after the end of each of LaserSight's fiscal years, consolidated financial statements of LaserSight for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a consolidated balance sheet, consolidated profit and loss statement, and consolidated statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, LaserSight agrees to deliver annual financial statements prepared on a consolidating basis so as to present each Borrower separately, and on a consolidated basis.

        Together with the above, Borrower also shall deliver to Foothill LaserSight's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by LaserSight with the Securities and Exchange Commission, if any, within 2 Business Days of the date that the same are filed, or any other information that is provided by LaserSight to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of LaserSight and its Subsidiaries.

        Each month, together with the consolidated financial statements provided pursuant to Section 6.3(a), LaserSight shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all consolidated financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of LaserSight and its Subsidiaries, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Sections 7.20 and 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Sections 7.20 and 7.21, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

        LaserSight shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning LaserSight and its Subsidiaries that Foothill may request in accordance with such certified public accountants' policies and procedures. Each Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of such Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding such Borrower's business affairs and financial conditions.

        6.4 Tax Returns. Deliver to Foothill copies of each of LaserSight's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

        6.5 Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

        6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

        6.7 [Intentionally Omitted]

        6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

        6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

        6.10 Insurance.

             (a) (i) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, and sprinklers, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral.

                 (ii) At its or Guarantor's expense, cause Guarantor to keep the assets and operations of Guarantor insured against loss or damage by fire, theft, explosion, and sprinklers, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall cause Guarantor to maintain business interruption, public liability, product liability, and property damage insurance relating to Guarantor's ownership and use of its assets.

             (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower, Guarantor, or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

             (c) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

             (d) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

        6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

        6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

        6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

        6.14 Employee Benefits.

             (a) Cause to be delivered to Foothill, each of the following: (i) promptly, and in any event within 10 Business Days after any Borrower knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of LaserSight describing such ERISA Event and any action that is being taking with respect thereto by any Borrower or an ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC,
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower or, to the knowledge of any Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by any Borrower or, to the knowledge of any Borrower, any ERISA Affiliate, of written notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice. Borrower or any ERISA Affiliate, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor.

             (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and, if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last 3 plan years for each Benefit Plan;
(v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower under any Retiree Health Plan.

        6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

        6.16 Purchase Agreements. Within 5 days of the execution and delivery of any Purchase Agreement between Technologies and an Account Debtor, Technologies shall deliver physical possession of such agreement to Foothill.

        6.17 Broker Indemnity. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

     7. NEGATIVE COVENANTS.

        Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Borrower will not do any of the following without Foothill's prior written consent:

        7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

             (a) Indebtedness evidenced by this Agreement;

             (b) Indebtedness set forth in the latest financial statements of LaserSight and its Subsidiaries submitted to Foothill on or prior to the Closing Date;

             (c) Indebtedness secured by Permitted Liens; and

             (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

        7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

        7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided, however, that any Non-Material Subsidiary may merge with and into any Borrower, so long as that Borrower is the surviving corporation. For the avoidance of any doubt, the consummation of a Permitted Patent Acquisition Transaction shall not be deemed to violate this Section 7.3.

        7.4 Disposal of Assets. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets.

        7.5 Change Name. Change any Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

        7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of any Borrower or which are transmitted or turned over to Foothill.

        7.7 Nature of Business. (a) Make any change in the principal nature of Technologies' business, or (b) make any change in the principal nature of Borrower's business taken as a whole. For the avoidance of any doubt, a Permitted Patent Acquisition Transaction shall not be deemed to violate this
Section 7.7.

        7.8 Prepayments and Amendments.

             (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

             (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

        7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale. For the avoidance of doubt, LaserSight's practice of providing an excimer laser for offshore tradeshows, clinical trials, or research and development, in each case, in the ordinary course of business, shall not be deemed to violate this
Section 7.10.

        7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of any Borrower's capital stock, of any class, whether now or hereafter outstanding.

        7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information in accordance with such accounting firm's or service bureau's policies and procedures.

        7.13 Investments. Other than with respect to Guarantor or in connection with a Permitted Patent Acquisition Transaction, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

        7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for (a) transactions entered into prior to the Closing Date as set forth in detail on Schedule 7.14(a), or (b) transactions that are in the ordinary course of a Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15 Suspension. Suspend or go out of all or substantially all of its business.

        7.16 Compensation. (a) Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year.

             (b) Pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year; provided, however, that if any Borrower hires or appoints an officer (who is not a replacement for another such officer), the total cash compensation paid or accrued by such Borrower with respect to such individual (the "Additive Amount") during such year of hire or appointment (the "Hire Year") shall not be included in the aggregate amount of total cash compensation paid or accrued by Borrower for purposes of calculating whether Borrower exceeded the aggregate amount of total cash compensation allowable during such year; provided further, however, that, in the year following the Hire Year, the Additive Amount (annualized if the individual was hired or appointed for less than a full year) shall be included in the aggregate amount of total cash compensation paid or accrued by such Borrower for the Hire Year solely for the purpose of calculating the total cash compensation paid or accrued by such Borrower for the prior year.

        7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

        7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent, except for Inventory, in an amount not to exceed $300,000 in the aggregate, that is located at one or more of the locations identified on Schedule 6.12 as being a warehouse and as to which Borrower timely has delivered to Foothill a Collateral Access Agreement from such bailee.

        7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

             (a) engage, or permit any Subsidiary of LaserSight to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

             (b)  permit  to  exist  with   respect  to  any  Benefit  Plan  any
accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

             (c) fail, or permit any Subsidiary of LaserSight to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

             (d) terminate, or permit any Subsidiary of LaserSight to terminate, any Benefit Plan where such event would result in any liability of LaserSight, any of its Subsidiaries, or any ERISA Affiliate to the PBGC under Title IV of ERISA;

             (e) fail, or permit any Subsidiary of LaserSight to fail, to make any required contribution or payment to any Multiemployer Plan;

             (f) fail, or permit any Subsidiary of LaserSight to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

             (g) amend, or permit any Subsidiary of LaserSight to amend, a Plan resulting in an increase in current liability for the plan year such that either of LaserSight, any Subsidiary of LaserSight, or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

             (i) withdraw, or permit any Subsidiary of LaserSight to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of LaserSight, any of its Subsidiaries, or any ERISA Affiliate in excess of $1.00.

        7.20 Financial Covenants. Commencing with the fiscal quarter ending June 30, 1997 and thereafter, fail to maintain:

             (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least 1.5 : 1.0, measured on a fiscal quarter-end basis;


             (b) Unit and Revenue Volume. Minimum unit sales of ophthalmic laser systems and consolidated revenue (after laser commissions) during the following periods, as measured on a cumulative basis at the end of each fiscal quarter:

                                                     Minimum Consolidated
Fiscal Quarter             Minimum Unit Volume            Net Revenue
--------------             -------------------            -----------

June 30, 1997                      14                     $ 5,291,000
September 30, 1997                 28                     $11,674,000
December 31, 1997                  42                     $18,793,000
March 31, 1998                     60                     $27,560,000
June 30, 1998                      77                     $37,025,000
September 30, 1998                109                     $50,760,000

             (c) Consolidated EBITDA. Minimum consolidated EBITDA during the following periods, as measured on a cumulative basis at the end of each fiscal quarter:

Fiscal Quarter                            Minimum Consolidated EBITDA
--------------                            ---------------------------

June 30, 1997                                     $ (355,000)
September 30, 1997                                $  552,000
December 31, 1997                                 $1,747,000
March 31, 1998                                    $2,942,000
June 30, 1998                                     $4,203,000
September 30, 1998                                $7,515,000

             (d) Contract Receivable Maintenance. An amount, in the aggregate, due and payable to Technologies pursuant to Purchase Agreements then in effect of not less than 120% of the aggregate amount of the Obligations then outstanding under this Agreement, measured on a fiscal quarter-end basis.

        7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $900,000.

        7.22   Non-Material   Subsidiaries.   Cause,   suffer,   or  permit  any
Non-Material Subsidiary to have any property or assets with an aggregate book value in excess of $50,000 or to engage in any material business activity.

     8. EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 5 Business Days of incurring such Overadvance, Borrower repays, or otherwise eliminates, such Overadvance;

        8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with
Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or (c) If Borrower or Guarantor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this
Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower or Guarantor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required during such period to make Advances to Borrower;

        8.3 If there is a Material Adverse Change;

        8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

        8.5 If an Insolvency Proceeding is commenced by Borrower;

        8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

        8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States
Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

        8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

        8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

        8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

        8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

     9. FOOTHILL'S RIGHTS AND REMEDIES.

        9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

             (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

             (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

             (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

             (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed contract receivables after deducting all Foothill Expenses incurred or expended in connection therewith;

             (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

             (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, each Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

             (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

             (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

             (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill hereby is granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

             (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

             (k) Foothill shall give notice of the disposition of the Collateral as follows:

                 (1) Foothill shall give Borrower and each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                 (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                 (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

             (l) Foothill may credit bid and purchase at any public sale; and

             (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

             9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES

        If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION

        11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which such Borrower may in any way be liable.

        11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

        11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12. NOTICES

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

        If to any Borrower:       c/o LASERSIGHT INCORPORATED
                                  12161 Lackland Road
                                  St. Louis, Missouri 63146
                                  Attn: Mr. Gregory Wilson
                                  Fax No. 314.576.1073

        with copies to:           SONNENSCHEIN NATH & ROSENTHAL
                                  1 Metropolitan Square
                                  Suite 3000
                                  St. Louis, Missouri 63102
                                  Attn:  Alan Bornstein, Esq.
                                  Fax No. 314.259.5959

        If to Foothill:           FOOTHILL CAPITAL CORPORATION
                                  11111 Santa Monica Boulevard
                                  Suite 1500
                                  Los Angeles, California 90025-3333
                                  Attn:  Business Finance Division Manager
                                  Fax No. 310.478.9788

        with copies to:           BROBECK, PHLEGER & HARRISON LLP
                                  550 South Hope Street
                                  Los Angeles, California 90071
                                  Attn:  John Francis Hilson, Esq.
                                  Fax No. 213.745.3345

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 5 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF
CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. DESTRUCTION OF BORROWER'S DOCUMENTS

        Except as provided in the immediately following sentence, all documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return. Upon the payment in full in cash of the Obligations and the irrevocable termination of Foothill's commitment to extend credit hereunder, Foothill shall, at Borrower's expense, return all originals of Purchase Agreements, Borrower Letters of Credit, and negotiable instruments previously delivered by Borrower to Foothill pursuant to this Agreement.

     15. GENERAL PROVISIONS

        15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower and Foothill.

        15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any of its rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release any Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

        15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

        15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

        15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by Foothill and each Borrower.

        15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.





        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                   LASERSIGHT INCORPORATED,
                                   a Delaware corporation


                                   By   /s/ Michael R. Farris
                                       -----------------------
                                   Title:  President/Chief Executive Officer


                                   LASERSIGHT TECHNOLOGIES, INC.,
                                   a Delaware corporation


                                   By    /s/ Gregory L. Wilson
                                        -----------------------
                                   Title:   Vice President



                                   MEC HEALTH CARE, INC.,
                                   a Maryland corporation


                                   By   /s/ Gregory L. Wilson
                                       -----------------------
                                   Title:   Vice President


                                   LSI ACQUISITION, INC.,
                                   a New Jersey corporation


                                   By   /s/ Gregory L. Wilson
                                       -----------------------
                                   Title:   Secretary/Treasurer


                                   LASERSIGHT CENTERS INCORPORATED,
                                   a Delaware corporation


                                   By    /s/ Gregory L. Wilson
                                        -----------------------
                                   Title: Vice President


                                   MRF, INC.,
                                   a Missouri corporation
                                   By    /s/ Gregory L. Wilson
                                       ------------------------
                                   Title:  Secretary/Treasurer


                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By:    /s/ Rhonda R. Foreman
                                         -----------------------
                                   Title:   Vice President